Exhibit 99.1

Transphorm Receives $16 Million from Existing Investors’ Exercise of Green Shoe

– Increases Cash and Equivalents as of June 3, 2022 to More than $45 Million –

GOLETA, Calif.—June 3, 2022—Transphorm, Inc. (Nasdaq: TGAN)— —an innovative design pioneer and global supplier of efficient, high-reliability, high-performance gallium nitride (GaN) power conversion products, announced today that it has received gross proceeds of $16 million as a result of the exercise of the green shoe associated with the Company’s private placement completed in November 2021.

The exercise brings the total proceeds from equity financings since October 2021 to approximately $61 million, before deducting offering expenses. As a result of the exercise, the Company has cash and cash equivalents of more than $45 million as of June 3, 2022.

Under the terms of the green shoe exercise, the Company issued 3,199,999 shares of its common stock as well as warrants to purchase an aggregate of 666,668 shares of its common stock at an exercise price of $6.00 per share.

Cameron McAulay, CFO of Transphorm, stated, “Over the past three quarters we have completed multiple equity financings from a combination of strategic and institutional investors, resulting in a significant increase in both the Company’s cash position and stockholders’ equity. This additional capital provides expanded operational flexibility in support of our current and anticipated future growth.”

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act. Transphorm has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the closing registering the resale of the shares of common stock (and the shares of common stock issuable upon exercise of the warrants) issued to the investors in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, visit www.transphormusa.com and follow us on LinkedIn, Twitter @transphormusa and WeChat @Transphorm_GaN.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
212-682-6300
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com